UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Amendment to the Company’s 2023 Omnibus Incentive Plan

As further discussed in Item 5.07 below, on May 14, 2025, RE/MAX Holdings, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan to increase the number of shares of our Class A common stock authorized for issuance thereunder by 2,800,000 shares. The material terms of the amendment were described in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 3, 2025 (the “Proxy Statement”). The description of the amendment in the Proxy Statement is incorporated by reference herein and a copy of the amendment is filed herewith as Exhibit 10.2.

Bonus Plan

On May 15, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved a bonus program under which the Company’s Chief Executive Officer may award special one-time cash bonuses to senior officers of the Company, including Named Executive Officers (the “Bonus Plan”). The Bonus Plan is designed to incentivize the management team to identify new opportunities for revenue growth and profitability. The Bonus Plan provides for a one-time cash bonus that will be paid to participants if, in any quarter up to and including the quarter ending December 31, 2027, the Company meets either the revenue or Adjusted EBITDA target set forth in the Bonus Plan. The performance targets established under the Bonus Plan are intended to be rigorous and reflect ambitious financial goals aligned with the Company’s long-term growth strategy.

The Bonus Plan provides for a one-time cash bonus equal to each recipient’s annual base salary at the time the target under the Bonus Plan is met (the “Bonus”). If neither target is met before December 31, 2027, the Bonus will not be paid. The Bonus will be paid a maximum of one time, even if the target is met in more than one quarter. The Committee retains discretion to decline to pay the Bonus or to pay only a portion of the Bonus in the event the Committee determines that the Company’s revenue and/or Adjusted EBITDA in the quarter in which a Target was met does not indicate a sustainable level of revenue or Adjusted EBITDA. Revenue and Adjusted EBITDA contributions from any acquisitions by the Company will count towards the targets in the Committee’s discretion, and a pro-rated portion of the Bonus could be paid in the event of a sale of the Company.

The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the form of bonus agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2025, the Company held its Annual Meeting. At the Annual Meeting, stockholders voted on the matters described in the Proxy Statement. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal 1: Election of Directors

The Company's stockholders elected the persons listed below to serve as Class III directors until the Company’s 2028 annual meeting of stockholders or until their successors are duly elected and qualified, with voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David Liniger	27,475,609	665,346	2,048,336
Annita Menogan	27,829,064	311,891	2,048,336
Teresa Van De Bogart	27,696,561	444,394	2,048,336

Proposal 2: Advisory vote to approve the compensation of Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
25,914,739	2,146,179	80,037	2,048,336

Proposal 3: Amendment to the Company’s 2023 Omnibus Incentive Plan

The Company’s stockholders approved an amendment to the Company’s 2023 Omnibus Incentive Plan, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
18,625,953	9,433,315	81,687	2,048,336

Proposal 4: Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
30,020,489	144,503	24,299	0

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Bonus Agreement (Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits upon request by the SEC.)
10.2	Amendment to RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: May 20, 2025	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer